Exhibit 99.1

Inogen Announces Second Quarter 2024 Financial Results

GOLETA, Calif., – August 6, 2024 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended June 30, 2024.

“I am proud of the performance of our team in the first half of 2024. We have made meaningful progress on our strategic initiatives, driving top-line growth and advancing the profile of the business toward profitability,” said Kevin Smith, President and Chief Executive Officer. “We will also continue to advance our innovation pipeline and look forward to delivering best-in-class products to more respiratory patients around the world.”

Second Quarter 2024 Financial Results

Second quarter total revenue increased 6.1% to $88.8 million from $83.6 million in the second quarter of 2023, primarily driven by higher demand and new customers in international and domestic business-to business sales, partially offset by lower direct-to-consumer sales and rental revenue.

Total gross margin was 48.1% in the second quarter of 2024 versus 40.7% in the comparative period in 2023. The increase was driven primarily by lower premiums paid for components and favorable adjustments to reserves, partially offset by sales channel mix.

Total operating expense for the quarter was $49.8 million compared to $45.8 million in the second quarter of 2023, representing an increase of 8.7%. The increase was primarily due to higher personnel-related expenses.

GAAP net loss for the second quarter of 2024 was $5.6 million compared to GAAP net loss of $9.8 million in the second quarter of 2023. Adjusted net loss was $1.6 million compared to adjusted net loss of $5.8 million in the second quarter of 2023.

Adjusted EBITDA was a positive $1.3 million in the second quarter of 2024 compared to a negative $3.2 million in the second quarter of 2023.

Cash, cash equivalents, marketable securities and restricted cash were $121.2 million as of June 30, 2024, and no debt outstanding.

Reconciliations of adjusted EBITDA and adjusted net loss for the three and six months ended June 30, 2024 and 2023 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures.”

2024 Financial Outlook

Inogen expects revenue for the full year 2024 to range from approximately $325 million to $330 million, which represents approximately 3% to 5% growth over the Company’s prior year revenue.

Quarterly Conference Call Information

On Tuesday, August 6, 2024 the Company will host a conference call at 2:00 pm Pacific Time / 5:00 pm Eastern Time.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News/ Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through August 13, 2024. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13747098.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the business positioned for revenue growth and long-term profitability, advancing the innovation pipeline, and Inogen’s full year revenue expectations. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2024, and June 30, 2023. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision (benefit) for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Contact

ir@inogen.net

Consolidated Statements of Comprehensive Loss
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue
Sales revenue	$74,425	$68,343	$137,520	$124,230
Rental revenue	14,340	15,292	29,270	31,567
Total revenue	88,765	83,635	166,790	155,797
Cost of revenue
Cost of sales revenue	38,320	42,028	73,564	75,992
Cost of rental revenue, including depreciation of $3,128 and $3,328 for the three months ended and $6,307 and $6,316 for the six months ended, respectively	7,708	7,563	16,118	15,028
Total cost of revenue	46,028	49,591	89,682	91,020
Gross profit	42,737	34,044	77,108	64,777
Operating expense
Research and development	5,616	4,293	12,194	9,637
Sales and marketing	25,617	26,906	52,553	55,347
General and administrative	18,568	14,613	35,699	33,476
Total operating expense	49,801	45,812	100,446	98,460
Loss from operations	(7,064)	(11,768)	(23,338)	(33,683)
Other income (expense)
Interest income, net	1,333	1,646	2,736	3,171
Other income, net	134	337	277	574
Total other income, net	1,467	1,983	3,013	3,745
Loss before benefit for income taxes	(5,597)	(9,785)	(20,325)	(29,938)
Provision (benefit) for income taxes	(7)	41	(157)	237
Net loss	(5,590)	(9,826)	(20,168)	(30,175)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(286)	7	(1,321)	177
Change in net unrealized gains (losses) on foreign currency hedging	—	7	—	7
Change in net unrealized gains (losses) on marketable securities	(40)	64	(42)	133
Total other comprehensive income (loss), net of tax	(326)	78	(1,363)	317
Comprehensive loss	$(5,916)	$(9,748)	$(21,531)	$(29,858)

Basic net loss per share attributable to common stockholders (1)	$(0.24)	$(0.42)	$(0.86)	$(1.31)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.24)	$(0.42)	$(0.86)	$(1.31)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	23,614,970	23,146,117	23,508,284	23,078,244
Diluted common shares	23,614,970	23,146,117	23,508,284	23,078,244

(1)
Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)
Due to a net loss for the three and six months ended June 30, 2024 and June 30, 2023, diluted loss per share is the same as basic.

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$97,920	$125,492
Marketable securities	19,767	2,979
Restricted cash	3,559	—
Accounts receivable, net	36,037	42,241
Inventories, net	24,048	21,840
Income tax receivable	1,050	669
Prepaid expenses and other current assets	12,410	13,846
Total current assets	194,791	207,067
Property and equipment, net	47,022	50,316
Goodwill	9,764	10,057
Intangibles assets, net	33,585	34,591
Operating lease right-of-use asset	19,951	20,338
Other assets	3,806	3,825
Total assets	$308,919	$326,194
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$26,783	$30,142
Accrued payroll	13,746	11,066
Warranty reserve - current	9,759	9,628
Operating lease liability - current	3,332	3,653
Earnout liability	11,180	10,000
Deferred revenue - current	7,385	7,980
Income tax payable	—	27
Total current liabilities	72,185	72,496
Warranty reserve - noncurrent	15,897	13,850
Operating lease liability - noncurrent	18,106	18,270
Deferred revenue - noncurrent	7,066	8,227
Deferred tax liability - noncurrent	8,070	8,539
Total liabilities	121,324	121,382
Stockholders' equity
Common stock	24	23
Additional paid-in capital	324,826	320,513
Accumulated deficit	(137,117)	(116,949)
Accumulated other comprehensive income (loss)	(138)	1,225
Total stockholders' equity	187,595	204,812
Total liabilities and stockholders' equity	$308,919	$326,194

Condensed Consolidated Cash Flow
(unaudited)
(amounts in thousands)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(20,168)	$(30,175)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,610	8,394
Loss on rental units and other assets	2,158	2,138
Gain on sale of former rental assets	(63)	(40)
Provision for sales revenue returns and doubtful accounts	4,615	4,488
Provision for inventory losses	74	989
Loss on purchase commitments	(68)	—
Stock-based compensation expense	4,230	6,705
Deferred income taxes	(223)	—
Change in fair value of earnout liability	1,180	—
Changes in operating assets and liabilities	(405)	5,230
Net cash provided by (used in) operating activities	1,940	(2,271)
Cash flows from investing activities
Purchases of available-for-sale securities	(32,330)	(12,826)
Maturities of available-for-sale securities	15,500	10,500
Investment in intangible assets	(2,090)	(494)
Investment in property and equipment	(1,360)	(3,116)
Production and purchase of rental equipment	(5,651)	(11,810)
Proceeds from sale of former assets	111	96
Net cash used in investing activities	(25,820)	(17,650)
Cash flows from financing activities
Proceeds from stock options exercised	—	384
Proceeds from employee stock purchases	370	630
Payment of employment taxes related to release of restricted stock	(286)	(488)
Net cash provided by financing activities	84	526
Effect of exchange rates on cash	(217)	68
Net decrease in cash, cash equivalents and restricted cash	$(24,013)	$(19,327)

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended June 30,		Change as reported		Constant Currency Change
	2024	2023	$	%	%
Revenue by region and category
Business-to-business domestic sales	$21,287	$18,272	$3,015	16.5%	16.5%
Business-to-business international sales	30,531	23,292	7,239	31.1%	31.4%
Direct-to-consumer domestic sales	22,607	26,779	(4,172)	-15.6%	-15.6%
Direct-to-consumer domestic rentals	14,340	15,292	(952)	-6.2%	-6.2%
Total revenue	$88,765	$83,635	$5,130	6.1%	6.2%
Additional financial measures
Units sold	41,300	34,100
Net rental patients as of period-end	51,900	48,900

	Six months ended June 30,		Change as reported		Constant Currency Change
	2024	2023	$	%	%
Revenue by region and category
Business-to-business domestic sales	$37,806	$30,857	$6,949	22.5%	22.5%
Business-to-business international sales	56,566	42,264	14,302	33.8%	33.2%
Direct-to-consumer domestic sales	43,148	51,109	(7,961)	-15.6%	-15.6%
Direct-to-consumer domestic rentals	29,270	31,567	(2,297)	-7.3%	-7.3%
Total revenue	$166,790	$155,797	$10,993	7.1%	6.9%
Additional financial measures
Units sold	75,200	61,000
Net rental patients as of period-end	51,900	48,900

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
Non-GAAP EBITDA and Adjusted EBITDA	2024	2023	2024	2023
Net loss (GAAP)	$(5,590)	$(9,826)	$(20,168)	$(30,175)
Non-GAAP adjustments:
Interest income, net	(1,333)	(1,646)	(2,736)	(3,171)
Provision (benefit) for income taxes	(7)	41	(157)	237
Depreciation and amortization	5,345	4,308	10,610	8,394
EBITDA (non-GAAP)	(1,585)	(7,123)	(12,451)	(24,715)
Stock-based compensation	1,814	3,263	4,230	6,705
Acquisition-related expenses	419	467	657	1,021
Restructuring-related and other charges (1)	—	201	—	2,010
Change in fair value of earnout liability	610	—	1,180	—
Adjusted EBITDA (non-GAAP)	$1,258	$(3,192)	$(6,384)	$(14,979)

	Three months ended June 30,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(5,590)	$(9,826)	$(0.24)	$(0.42)
Non-GAAP adjustments:
Amortization of intangibles	1,188	53
Stock-based compensation	1,814	3,263
Acquisition-related expenses	419	467
Restructuring-related and other charges (1)	—	201
Change in fair value of earnout liability	610	—
Income tax impact of adjustments (2)	—	—
Adjusted	$(1,559)	$(5,842)	$(0.07)	$(0.25)

	Six months ended June 30,
	Net Loss		Diluted EPS
Non-GAAP Adjusted Net Loss and Diluted EPS	2024	2023	2024	2023
Financial Results (GAAP)	$(20,168)	$(30,175)	$(0.86)	$(1.31)
Non-GAAP adjustments:
Amortization of intangibles	2,120	79
Stock-based compensation	4,230	6,705
Acquisition-related expenses	657	1,021
Restructuring-related and other charges (1)	—	2,010
Change in fair value of earnout liability	1,180	—
Income tax impact of adjustments (2)	—	—
Adjusted	$(11,981)	$(20,360)	$(0.51)	$(0.88)

(1)
Charges represent the costs associated with workforce reductions and other restructuring-related activities.
(2)
Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for the three and six months ended June 30, 2024 and 2023.